UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: April 25, 2000

                             First Financial Bancorp
             (Exact name of registrant as specified in its charter)

                        Commission File Number : 0-12499

          California                                             94-28222858
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

 701 South Ham Lane, Lodi, California                                95242
(Address of principal executive offices)                           (Zip Code)


                                 (209)-367-2000
              (Registrant's telephone number, including area code)

                                       NA
                 (Former name or if changed since last report.)


ITEM 5. OTHER EVENTS

a) First Financial Bancorp Declares Five Percent Stock Dividend

     Based upon the earnings for the first quarter of 2000, First Financial Bancorp's Board of Directors declared a 5% stock dividend payable May 23, 2000 to shareholders of record on May 9, 2000.

     Earnings for the quarter ended March 31, 2000, were $346,000, or $.23 per diluted share. Annualized return on average assets and equity were .79% and 9.5%, respectively. The net income for the quarter ended March 31, 2000 represents an increase of 27% over the prior year quarter's net income of $273,000. Earnings benefited from increases in loan and deposit volumes as well as improvement in noniterest income.

     Total assets at March 31, 2000, were $176 million, and were unchanged from December 31, 1999. First Financial Bancorp was formed in 1982 and now provides a number of financial services to the California communities of Lodi, Woodbridge, Lockeford, Galt, Plymouth, San Andreas, Elk Grove, and Folsom through its wholly owned subsidiary, Bank of Lodi, and Bank of Lodi's affiliation with Investment Centers of America.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     First Financial Bancorp

Date April 25, 2000                                  /s/ Leon J. Zimmerman
     --------------                                  ---------------------
                                                     Leon J. Zimmerman
                                                     President & CEO